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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                A.C.L.N. LIMITED
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             (Exact name of registrant as specified in its charter)

    Cyprus                                          Not applicable
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         Mechelse Steenweg 166
         B-2018 Antwerp, Belgium
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(Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
____________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------

Ordinary Shares, nominal value                New York Stock Exchange, Inc.
     CYP 0.01 per share
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


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                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Furnish the information required by Item 202 of Regulation S-K or Item 202 of Regulation S-B as applicable.

          The description of the Ordinary Shares, par value CYP 0.01 per share, of A.C.L.N. Limited, a corporation organized under the laws of the Republic of Cyprus (the "Registrant"), is set forth in the section "DESCRIPTION OF SECURITES" included in the form of prospectus filed as part of the Registrant's Registration Statement on Form F-1 (SEC File No. 333-08052), first filed with the SEC on December 5, 1997, which is hereby incorporated by reference thereto in answer to this item.

ITEM 2. EXHIBITS.

        Not applicable.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                    A.C.L.N. LIMITED

                                                    /s/ illegible
                                                  ------------------------------
                                           Name:  Joseph J. H. Bisschops
                                           Title: Chairman of the Board


Date: July 12, 2001